UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 350-4364

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on March 25, 2020, DelMar Pharmaceuticals, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The Nasdaq Capital Market LLC (“Nasdaq”) confirming the Company’s eligibility for continued listing of its common stock on Nasdaq pursuant to an extension through September 21, 2020, subject to the condition that the Company shall have demonstrated a closing bid price of $1.00 per share, or more, for a minimum of ten consecutive business days by September 21, 2020.

On April 20, 2020, the Company received a notification letter from Nasdaq stating that, in response to the current extraordinary market conditions, Nasdaq had filed a rule change with the Securities and Exchange Commission to suspend the compliance period for the minimum closing bid price requirement from April 16, 2020 through June 30, 2020. As a result, the Company has until December 7, 2020 to regain compliance. The Company can regain compliance if at any time during the suspension or during the remaining compliance period resuming after the suspension the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days.

There can be no assurance that the Company will be able to regain compliance and if it is unable to regain compliance with the minimum closing bid price requirement by December 7, 2020, or if it fails to meet any of the other continued listing requirements, its securities may be delisted from Nasdaq, which could reduce the liquidity of its common stock materially and result in a corresponding material reduction in the price of its common stock. In addition, delisting could harm its ability to raise capital through alternative financing sources on terms acceptable to the Company, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair the ability of the Company’s stockholders to sell or purchase its common stock when they wish to do so. Further, if the Company were to be delisted from Nasdaq, its common stock may no longer be recognized as a “covered security” and it would be subject to regulation in each state in which the Company offers its securities. Thus, delisting from Nasdaq could adversely affect the Company’s ability to raise additional financing through the public, or private sale of equity securities, would significantly impact the ability of investors to trade its securities, and would negatively impact the value and liquidity of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: April 21, 2020	By:	/s/ Scott Praill
Name: Scott Praill Title: Chief Financial Officer

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